Exhibit 21

SUBSIDIARIES OF WATTS WATER TECHNOLOGIES, INC.

North America

Name of Subsidiary	Jurisdiction of Organization

Watts Regulator Co.	MA
Watts Drainage Products, Inc.	DE
Anderson-Barrows Metals Corporation	CA
Webster Valve, Inc.	NH
Watts Spacemaker, Inc.	CA
Watts Radiant, Inc.	DE
Watts Distribution Company, Inc.	DE
Watts Premier, Inc.	AZ
Hunter Innovations, Inc.	CA
Flowmatic Systems, Inc.	DE
Orion Enterprises, Inc.	KS
Watts Sea Tech, Inc. (d.b.a Sea Tech, Inc.)	DE
HF Scientific, Inc.	FL
Core Industries Inc. (d.b.a. FEBCO, Mueller Steam Specialty & POLYJET Valves)	NV
Dormont Manufacturing Company	PA
Watts Industries (Canada) Inc.	Canada

Europe & Africa

Name of Subsidiary	Jurisdiction of Organization

Watts Industries Europe BV	Netherlands
Watts Intermes GmbH	Austria
Watts Industries Belgium Bvba (formerly Watts Ocean NV)	Belgium
Watts Belgium Holding Bvba	Belgium
Watts MTB EAD	Bulgaria
Watts Industries France SAS (formerly Watts Eurotherm SAS)	France
Watts Electronics SAS	France
Watts Industries Deutschland GmbH	Germany
Watts Germany Holding GmbH	Germany
Watts Instrumentation GmbH	Germany
Watts Italy Holding S.r.l.	Italy
Watts Londa SpA	Italy
Watts Intermes S.r.l.	Italy
Watts Industries Italia S.r.l. (formerly Watts Cazzaniga S.p.A.)	Italy
Stern Rubinetti S.r.l.	Italy

Name of Subsidiary	Jurisdiction of Organization

Philabel BV	Netherlands
Watts Industries Netherlands BV (formerly Watts Ocean BV)	Netherlands
Anderson-Barrows Benelux BV	Netherlands
Watts Europe Services BV	Netherlands
Watts Industries, Sp. Z.o.o	Poland
Watts Ind. Iberica SA	Spain
Watts Sweden Holding AB	Sweden
Watts Industries Nordic AB	Sweden
Watts Intermes AG	Switzerland
Watts Industries Tunisia SAS	Tunisia
Watts Industries U.K. Ltd.	United Kingdom
www.plumbworld.co.uk Ltd.	United Kingdom
TEAM Precision Pipework, Ltd.	United Kingdom
Giuliani Anello S.r.l.	Italy
Electro Controls Ltd.	United Kingdom
Hosta Investments Ltd.	United Kingdom
Watts Microflex NV	Belgium
Watts U.K. Ltd.	United Kingdom

China

Name of Subsidiary	Jurisdiction of Organization

Tianjin Tanggu Watts Valve Co., Ltd.	China
Watts Plumbing Technologies (Taizhou) Co. Ltd. (f/k/a Taizhou Shida Plumbing Manufacturing Co. Ltd.)	China
Tianjin Watts Valve Company	China
Watts Valve (Taizhou) Co., Ltd.	China